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                                                                    EXHIBIT 10.3

                              EMPLOYMENT AGREEMENT

      This EMPLOYMENT AGREEMENT (the "Agreement"), is entered into as of ______________, 2006 by and between Canadian Solar Inc., a corporation incorporated under the laws of the Province of Ontario, Canada (the "Company") and ________________ (the "Employee").

RECITALS

A. The Company desires to employ the Employee as its [____________________] and to assure itself of the services of the Employee during the term of Employment (as defined below).

B. The Employee desires to be employed by the Company as its [___________________] during the term of Employment and upon the terms and conditions of this Agreement.

AGREEMENT

      The parties hereto agree as follows:

1.    POSITION

      The Employee hereby accepts a position of [__________________] (the "Employment") of the Company.

2.    TERM

      Subject to the terms and conditions of this Agreement, the initial term of the Employment shall be three years, commencing on [__________], 2006 (the "Effective Date"), until [__________], 2009, unless terminated sooner pursuant to the terms of this Agreement. Upon expiration of the initial three-year term, the Employment shall be automatically extended for successive one-year terms unless either party gives the other party hereto a one-month prior written notice to terminate the Employment prior to the expiration of such one-year term or unless terminated sooner pursuant to the terms of this Agreement.

3.    PROBATION

      No probationary period.

4.    DUTIES AND RESPONSIBILITIES

      The Employee's duties at the Company will include all jobs assigned by the Company's Board of the Directors (the "Board") or officers senior to the Employee.

      The Employee shall devote all of his or her working time, attention and skills to the performance of his or her duties at the Company and shall faithfully and diligently serve the Company in accordance with this Agreement, the Charter Documents of the Company, and the guidelines, policies and procedures of the Company approved from time to time by the Board.

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      The Employee shall use his or her best endeavor to perform his or her duties hereunder. The Employee shall not, without the prior written consent of the Board, become an employee of any entity other than the Company and any subsidiary or affiliate of the Company, and shall not be concerned or interested in any business or entity that competes with that carried on by the Company (any such business or entity, a "Competitor"), provided that nothing in this clause shall preclude the Employee from holding any shares or other securities of any Competitor that is listed on any securities exchange or recognized securities market anywhere. The Employee shall notify the Company in writing of his or her interest in such shares or securities in a timely manner and with such details and particulars as the Company may reasonably require.

5.    LOCATION

      The Employee will be based in [__________]. The Company reserves the right to transfer or second the Employee to any location in [China] or elsewhere in accordance with its operational requirements.

6.    COMPENSATION AND BENEFITS

      (a) Cash Compensation. The Employee's cash compensation (including salary) shall be provided by the Company pursuant to Schedule A hereto, subject to annual review and adjustment by the Company.

      (b) Equity Incentives. To the extent the Company adopts and maintains a share incentive plan, the Employee will be eligible for participating in such plan pursuant to the terms thereof as determined by the Company.

      (c) Benefits. The Employee is eligible for participation in any standard employee benefit plan of the Company that currently exists or may be adopted by the Company in the future, including, but not limited to, any retirement plan, life insurance plan, health insurance plan, disability insurance plan and travel/holiday plan. If the Employee elects, the Company shall pay the reasonable cost of membership for the Employee, his or her spouse and dependent children not greater than twenty-one (21) years of age, for a private patient medical plan, with a reputable medical expense insurance scheme as the Company shall decide from time to time.

7.    TERMINATION OF THE AGREEMENT

      (a)   By the Company.

            (i) The Company may terminate the Employment for cause, at any time, without notice or remuneration, if (1) the Employee is convicted or pleads guilty to a felony or to an act of fraud, misappropriation or embezzlement, (2) the Employee has been negligent or acted dishonestly to the detriment of the Company, or (3) the Employee has engaged in actions amounting to misconduct or failed to perform his or her duties hereunder and such failure continues after the Employee is afforded a reasonable opportunity to cure such failure.

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            (ii) In addition, the Company may terminate the Employment without cause, at any time, upon three-months written notice. The Company shall have the option, in its sole discretion, to make the Employee's termination effective at any time prior to the end of such notice period as long as the Company pays the Employee all compensation to which the Employee is entitled up through the last day of the three-months notice period.

            (iii) If the Employee's employment is terminated by the Company without cause (other than by reason of disability or death), the Employee shall receive, within 30 days following termination, a lump sum payment of (i) any earned but unpaid salary through the date of termination, and (ii) any earned but unpaid bonus for any calendar year preceding the year in which the termination occurs. In addition, subject to the Employee having completed the probation period, if any, and the Employee's compliance with Sections 8, 9 and 10 below, the Employee shall receive continued payments of his or her salary: (i) for one-month following a termination effective prior to the first anniversary of the Effective Date; (ii) for two-months following a termination effective prior to the second anniversary of the Effective Date; (iii) for three-months following a termination effective prior to the third anniversary of the Effective Date; and (iv) for four-months following a termination effective at any time after the third anniversary of the Effective Date. The Employee shall have no further rights to any compensation (including any salary or bonus) or any other benefits under this Agreement. If the Employee is terminated for cause pursuant to this
            Section 7(a), he or she shall be entitled to receive only his or her salary through the date of termination and he shall have no further rights to any compensation (including any salary or bonus) or any other benefits under this Agreement.

            (iv) All other benefits, if any, due to the Employee following a termination with or without cause shall be determined in accordance with the plans, policies and practices of the Company; provided, however, that the Employee shall not participate in any severance plan, policy or program of the Company.

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      (b)   By the Employee. The Employee may terminate the Employment at any time with a one-month prior written notice to the Company, if (1) there is a material reduction in the Employee's authority, duties and responsibilities, or (2) there is a material reduction in the Employee's annual salary before the next annual salary review. In addition, the Employee may resign prior to the expiration of the Agreement if such resignation is approved by the Board of Directors of the Company (the "Board") or an alternative arrangement with respect to the Employment is agreed to by the Board. Upon a termination by the Employee pursuant to this Section 7(b), the Employee shall be entitled to his or her salary through the date of such termination and he shall have no further rights to any compensation (including any salary or bonus) or any other benefits under this Agreement. All other benefits, if any, due to the Employee following termination pursuant to this Section 7(b) shall be determined in accordance with the plans, policies and practices of the Company; provided, however, that the Employee shall not participate in any severance plan, policy or program of the Company.

8.    CONFIDENTIALITY AND NONDISCLOSURE

      In the course of the Employee's services, the Employee may have access to the Company and/or the Company's client's and/or prospective client's trade secrets and confidential information, including but not limited to those embodied in memoranda, manuals, letters or other documents, computer disks, tapes or other information storage devices, hardware, or other media or vehicles, pertaining to the Company and/or the Company's client's and/or prospective client's business. All such trade secrets and confidential information are considered confidential. All materials containing any such trade secret and confidential information are the property of the Company and/or the Company's client and/or prospective client, and shall be returned to the Company and/or the Company's client and/or prospective client upon expiration or earlier termination of this Agreement. The Employee shall not directly or indirectly disclose or use any such trade secret or confidential information, except as required in the performance of the Employee's duties in connection with the Employment, or pursuant to applicable law.

      During and after the Employment, the Employee shall hold the Trade Secrets in strict confidence; the Employee shall not disclose these Trade Secrets to anyone except other employees of the Company who have a need to know the Trade Secrets in connection with the Company's business. The Employee shall not use the Trade Secrets other than for the benefits of the Company.

      "Trade Secrets" means information deemed confidential by the Company, treated by the Company or which the Employee know or ought reasonably to have known to be confidential, and trade secrets, including without limitation designs, processes, pricing policies, methods, inventions, conceptions, technology, technical data, financial information, corporate structure and know-how, relating to the business and affairs of the Company and its subsidiaries, affiliates and business associates, whether embodied in memoranda, manuals, letters or other documents, computer disks, tapes or other information storage devices, hardware, or other media or vehicles. Trade Secrets do not include information generally known or released to public domain through no fault of yours.

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      This Section 8 shall survive the termination of this Agreement for any reason. In the event the Employee breaches this Section 8, the Company shall have right to seek remedies permissible under applicable law.

9.    INVENTIONS ASSIGNMENT

      The Employee understands that the Company engages in research and development and other activities in connection with its business and that, as an essential part of the Employment, The Employee is expected to make new contributions to and create inventions of value for the Company.

      From and after the Effective Date, the Employee shall disclose in confidence to the Company all inventions, improvements, designs, original works of authorship, formulas, processes, compositions of matter, computer software programs, databases, mask works and trade secrets (collectively, the "Inventions"), which the Employee may solely or jointly conceive or develop or reduce to practice, or cause to be conceived or developed or reduced to practice, during the period of the Employee's Employment at the Company. The Employee acknowledges that copyrightable works prepared by the Employee within the scope of and during the period of the Employee's Employment with the Company are "works for hire" and that the Company will be considered the author thereof. The Employee agrees that all the Inventions shall be the sole and exclusive property of the Company and the Employee hereby assign all his or her right, title and interest in and to any and all of the Inventions to the Company or its successor in interest without further consideration.

      The Employee agrees to assist the Company in every proper way to obtain for the Company and enforce patents, copyrights, mask work rights, trade secret rights, and other legal protection for the Inventions. The Employee will execute any documents that the Company may reasonably request for use in obtaining or enforcing such patents, copyrights, mask work rights, trade secrets and other legal protections. The Employee's obligations under this paragraph will continue beyond the termination of the Employment with the Company, provided that the Company will compensate the Employee at a reasonable rate after such termination for time or expenses actually spent by the Employee at the Company's request on such assistance. The Employee appoints the Secretary of the Company as the Employee's attorney-in-fact to execute documents on the Employee's behalf for this purpose.

      This Section 9 shall survive the termination of this Agreement for any reason. In the event the Employee breaches this Section 9, the Company shall have right to seek remedies permissible under applicable law.

10.   NON-COMPETITION

      In consideration of the salary paid to the Employee by the Company, the Employee agrees that during the term of the Employment and for a period of one (1) year following the termination of the Employment for whatever reason:

      (a) the Employee will not approach clients, customers or contacts of the Company or other persons or entities introduced to the Employee in the Employee's capacity as a representative of the Company for the purposes of doing business

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            with such persons or entities which will harm the business relationship between the Company and such persons and/or entities;

      (b) unless expressly consented to by the Company, the Employee will not assume employment with or provide services as a director or otherwise for any Competitor in the People's Republic of China or such other territories where the Company carries on its business or part thereof (the "Territory"), or engage, whether as principal, partner, licensor or otherwise, in any Competitor that carries on its business or part thereof in the Territory; and

      (c) unless expressly consented to by the Company, the Employee will not seek directly or indirectly, by the offer of alternative employment or other inducement whatsoever, to solicit the services of any employee of the Company employed as at or after the date of such termination, or in the year preceding such termination.

      For purposes of this Section 10, a "Competitor" of the Company shall not include an entity that generates 10% or less of its revenues from solar power products and services similar to those provided by the Company, except that if the Employee is employed by, or provides services as a director or otherwise to, a subsidiary or divisional business of such an entity, such subsidiary or divisional business shall be deemed a "Competitor" if it generates more than 10% of its revenues from solar power products and services similar to those provided by the Company. The provisions provided in Section 10 shall be separate and severable, enforceable independently of each other, and independent of any other provision of this Agreement.

      The provisions contained in Section 10 are considered reasonable by the Employee and the Company. In the event that any such provisions should be found to be void under applicable laws but would be valid if some part thereof was deleted or the period or area of application reduced, such provisions shall apply with such modification as may be necessary to make them valid and effective.

      This Section 10 shall survive the termination of this Agreement for any reason. In the event the Employee breaches this Section 10, the Company shall have right to seek remedies permissible under applicable law.

11.   ENTIRE AGREEMENT

      This Agreement constitutes the entire agreement and understanding between the Employee and the Company regarding the terms of the Employment and supersedes all prior or contemporaneous oral or written agreements concerning such subject matter. The Employee acknowledges that he or she has not entered into this Agreement in reliance upon any representation, warranty or undertaking which is not set forth in this Agreement. Any amendment to this Agreement must be in writing and signed by the Employee and the Company.

12.   GOVERNING LAW; CONSENT TO JURISDICTION

      This Agreement shall be governed by and construed in accordance with the laws of Hong Kong without regard to its conflicts of laws provisions. The parties hereto

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      irrevocably submit to the non-exclusive jurisdiction of the Hong Kong courts over any suit, action or proceeding arising out of or relating to this Agreement. To the fullest extent they may effectively do so under applicable law, the parties hereto irrevocably waive and agree not to assert, by way of motion, as a defense or otherwise, any claim that they are not subject to the jurisdiction of any such Hong Kong court, any objection that they may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such Hong Kong court and any claim that any such suit, action or proceeding brought in any such Hong Kong court has been brought in an inconvenient forum.

                            (SIGNATURE PAGE FOLLOWS)

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IN WITNESS WHEREOF, this Agreement has been executed ______________, 2006.

CANADIAN SOLAR INC.                        EMPLOYEE

Signature: _______________________         Signature: _________________________

Name: ____________________________         Name: ______________________________

Title: ___________________________

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                                   Schedule A

                                CASH COMPENSATION

                              AMOUNT                           PAY PERIOD
               ------------------------------------        -----------------
SALARY         [US$] [       ] annually                    [________________]

BONUS          Discretionary based on performance

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